BY-LAWS

                                       OF

                            CALTON ACQUISITION CORP.


                                    ARTICLE I

                                     OFFICES

     Section 1. Registered Office. The registered office of Calton Acquisition Corp. (the "Corporation") in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The registered agent of the Corporation at the registered office is The Corporation Trust Company.

     Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the "Board" or "Board of Directors") may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

     Section 1. Place of Meeting. All meetings of the stockholders for the election of directors and for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meeting. Annual meetings of stockholders shall be held on such day and at such time as the Board of Directors shall designate, at which the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 3. Notice of Annual Meeting. Notice of the annual meeting shall be given by mailing, not more than sixty (60) days nor less than ten (10) days prior thereto, a written notice stating the time and place thereof, directed to each stockholder of record entitled to vote at the meeting at his, her or its address as the same appears upon the records of the Corporation.

     Section 4. List of Stockholders. At least ten (10) days prior to each annual or special meeting of the stockholders, the officer who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the stockholders entitled to vote at said meeting, which shall be arranged in alphabetical order and include the address of and the number of shares registered in the name of each stockholder. The list shall be produced and available for examination for a period of at least ten (10) days prior to a meeting. Further, the list shall be produced and kept at the time and place of the meeting during the entire time thereof and may be inspected by any stockholder who may be present.

     Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman of the Board or the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Notice of Special Meeting. Written or telegraphic notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, not more than sixty
(60) days nor less than ten (10) days before the date fixed for the meeting.

     Section 7. Business Transacted at a Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. Quorum. A majority of the issued and outstanding shares of the Corporation's common stock ("Common Stock"), present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders; provided, that when a specified matter is required to be voted on by a class or series of capital stock, voting as a separate class, the holders of a majority of the issued and outstanding shares of such class or series shall constitute a quorum for the transaction of business with respect to such matter.

     Section 9. Method of Voting. Each holder of Common Stock shall, at every meeting of the stockholders, be entitled to one vote for each share of Common Stock held by such stockholder.

     Every stockholder entitled to vote at a meeting of stockholders or to express consent without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy shall be executed in writing by the stockholder or his, her or its agent, except that a proxy may be given by a stockholder or his, her or its agent by telegram or cable or its equivalent. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of a stockholder but such proxy shall continue in force until revoked by the personal representative or guardian of the stockholder. The presence at any meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

     A person named in a proxy as the attorney or agent of a stockholder may, if the proxy so provides, substitute another person to act in his, her or its place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the Corporation.

     Section 10. Action by Stockholders Without a Meeting. Subject to the provisions of Section 228 of the Delaware General Corporation Law, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the Delaware General Corporation Law or of the Certificate of Incorporation, the meeting and the vote of stockholders may be dispensed with and the action may be taken without a meeting upon the written consent of stockholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to be voted thereat were present and voted.

     Section 11. Conduct at Meetings. At each meeting of stockholders, the Chairman of the Board of Directors or in his or her absence the President of the Corporation or in his or her absence any Vice President of the Corporation or in his or her absence a chairman chosen by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary or in his or her absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, the chairman shall have the authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry at the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The chairman shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. The chairman may rule that a resolution, nomination or motion not be submitted to the stockholders for a vote unless seconded by a stockholder or a proxy for a stockholder. The chairman may require that any person who is neither a bona fide stockholder nor a proxy for a bona fide stockholder leave the meeting, and upon the refusal of a stockholder to comply with a procedural ruling of the chairman which the chairman deems necessary for the proper conduct of the meeting, may require that such stockholder leave the meeting. The chairman may, on his or her own motion, summarily adjourn any meeting for any period he or she deems necessary if he or she rules that orderly procedures cannot be maintained at the meeting. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

     Section 12. Procedure Necessary to Bring Business Before an Annual Meeting. To be properly brought before an annual meeting of stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board, or (c) properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than one hundred and twenty (120) days in advance of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that if the Corporation did not release a proxy statement in connection with the previous year's annual meeting then the stockholder must give such notice not later than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12 of Article II and any other applicable requirements; provided, however, that nothing in this Section 12 of Article II shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

     The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12 of Article II or any other applicable requirements, which determination shall be conclusive, and, as a result, any such business shall not be transacted.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. Number and Election of Directors. The number of directors which shall constitute the whole Board shall be not less than three (3) nor more than nine (9) directors. The Board, upon adoption of these By-laws, shall consist of six (6) directors, and thereafter the number of directors which shall constitute the whole Board may be increased or decreased by resolution of the Board of Directors, but shall in no case be less than three (3) directors nor more than nine (9) directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 9 of this Article III, and each director elected shall hold office until his or her successor is elected and qualifies. Directors need not be stockholders.

     Section 2. Regular Meetings. Regular meetings of the Board may be held on two (2) days written notice, at such time as shall be from time to time determined by the Chairman of the Board, or the President. Written notice for any such meeting shall state the place, date and hour of the meeting and shall be delivered either personally or by first class mail or overnight courier service.

     Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing of a majority of the directors then in office. Written notice of any special meeting shall be given, either personally or by first class mail or overnight courier service, to each director at least two (2) days prior to the date thereof.

     Section 4. Place of Meeting; Waiver of Notice. Meetings of the Board of Directors shall be held at such place as shall be designated in the notice of meeting if notice is required. Notice of any meeting, if required, need not be given to any director who signs a waiver of notice before or after the meeting. The attendance of any director at any meeting without the director protesting prior to the conclusion of such meeting the lack of notice thereof shall constitute a waiver of notice by such director.

     Section 5. Quorum. Except as otherwise provided in the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), a majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

     Section 6. Manner of Acting. Except as otherwise provided in the Certificate of Incorporation or herein, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 7. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or by a committee thereof may be taken without a meeting if, prior to such action, all of the members of the Board or committee consent in writing to a resolution authorizing the action. Such written consents may be executed in counterparts, and shall be filed with the minutes of the Corporation.

     Section 8. Telephonic Attendance at Meeting. Any or all directors may participate in a meeting of the Board of Directors or a committee of the Board by means of conference telephone or videophone or any means of communication by which all persons participating in the meeting are able to hear each other.

     Section 9. Vacancies. If the office of any director becomes vacant for any reason, such vacancy shall be filled by a majority vote of the directors remaining in office.

     Section 10. Chairman of the Board. A Chairman of the Board of Directors may be elected by the Board of Directors from among its members.

     Section 11. Compensation of Directors. The directors may be paid their expenses, if any, relating to their attendance at meetings of the Board of Directors, and directors who are not full-time employees of the Corporation may be paid a fixed sum for attendance at meetings of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 12. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the Board, designate one or more committees of the Board of Directors, including an executive committee, compensation committee or audit committee, each committee to consist of two (2) or more directors of the Corporation. The Board may designate one or more directors as alternative members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the enabling resolution and permitted under Section 141 of the Delaware General Corporation Law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of

Directors. Each committee shall keep regular minutes of its meetings and report them to the Board of Directors when required.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Officers. The Corporation's officers shall be a President, a Treasurer, a Secretary and, if desired, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The officers shall be elected by the Board of Directors.

     Section 2. Term; Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify. The Board of Directors may remove any officer at any time by the affirmative vote of a majority of the directors at any meeting of the Board at which there is a quorum, without the necessity of specifying any cause therefor and without any prior notice of such action to the person removed.

     Section 3. Vacancies. Any vacancy in the Office of the President or any other office shall be filled by the Board of Directors.

     Section 4. President. The President shall, subject to the control of the Board of Directors, supervise and control all of the business and affairs of the Corporation. All other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of the president of a corporation.

     Section 5. Vice Presidents. The Board of Directors may appoint one or more Vice Presidents, each of whom shall perform such duties and possess such powers as shall be assigned him or her by the Board of Directors.

     Section 6. Treasurer and Assistant Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, shall keep or cause to be kept regular books of account for the Corporation and shall perform such other duties and possess such other powers as are incident to the office of the treasurer of a corporation or as shall be assigned to the Treasurer by the Board of Directors. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, in the order determined by the President, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer set forth herein and as the Board of Directors from time to time may prescribe.

     Section 7. Secretary and Assistant Secretary. The Secretary shall cause notices of all meetings to be served as prescribed in these By-laws or by statute, shall keep or cause to be kept the minutes of all meetings of the stockholders and the Board of Directors, shall have charge of the corporate records and seal of the Corporation and shall keep a register of the post-office address of each stockholder which shall be furnished to the Secretary by such stockholder. The Secretary shall perform such other duties and possess such other powers as are incident to the office of the secretary of a corporation or as are assigned by the Board of Directors. The

Assistant Secretary, or if there shall be more than one, the Assistant Secretaries, in the order determined by the President, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary set forth herein and as the Board of Directors from time to time may prescribe.

     Section 8. Subordinate Officers and Agents. The Board of Directors may elect or appoint such other officers and agents as the Board shall deem necessary or desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                                    ARTICLE V

                             EXECUTION OF DOCUMENTS

     Section 1. Commercial Paper and Contracts. All checks, notes, drafts and other commercial paper of the Corporation shall be signed by the President or Treasurer of the Corporation or by such other person or persons as the Board of Directors may from time to time designate.

     Section 2. Other Instruments. All contracts, deeds, mortgages and other instruments shall be executed by the President or any such other person or persons as the Board of Directors may from time to time designate, and, if necessary, by the Secretary or any Assistant Secretary.

                                   ARTICLE VI

                                   FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

                                   ARTICLE VII

                        CERTIFICATES REPRESENTING SHARES

     Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be executed by the President and by the Secretary or the Treasurer, unless the Board of Directors shall direct otherwise.

                                  ARTICLE VIII

                                   RECORD DATE

     For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without any meeting or for the purpose of determining stockholders entitled to receive payment of any dividend or allotment of any right, or in order to make a determination of stockholders for any other purpose, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action or event to which it relates. When a determination of stockholders of record for a stockholders' meeting has been made as provided in this Article VIII, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

                                   ARTICLE IX

                                    DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends or make other distributions on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Certificate of Incorporation and by statute.

                                    ARTICLE X

                                    AMENDMENT

     These By-laws may be altered, amended or repealed, or new by-laws may be adopted by the Board of Directors, at any regular or special meeting of the Board of Directors. These By-laws, or any new By-laws adopted by the Board, may also be altered, amended, or repealed, or new by-laws may be adopted, by the holders of Common Stock, at any annual or special meeting of the stockholders if notice of such alteration, amendment, repeal or adoption of new by-laws is contained in the notice of such meeting.

                                   ARTICLE XI

                                 INDEMNIFICATION

     Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact:

          a) that he or she is or was a director or officer of the Corporation, or

          b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "Another Enterprise" or "Other Enterprise"), whether the basis of such Proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such Other Enterprise, or (y) in any other capacity related to the Corporation or such Other Enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted under
Section 145 of the Delaware General Corporation Law (or any successor provision or provisions or any successor acts) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to actions taken prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, excise taxes assessed in connection with an employee benefit plan or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. The persons indemnified by this Article XI are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the corporation, or director, officer, employee or agent of such Other Enterprise; and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Notwithstanding the foregoing, except as may be provided in the Certificate of Incorporation or by the Board of Directors, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee (but this prohibition shall not apply to a counterclaim, cross-claim or third-party brought by the indemnitee in any proceeding) unless such proceeding (or portion thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article XI: (i) shall be a contract right; (ii) shall not be affected adversely to any indemnitee by any amendment of these By-laws with respect to any action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Certificate of Incorporation, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

     Section 2. Relationship to Other Rights and Provisions Concerning Indemnification. The rights to indemnification and to the advancement of expenses conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under these By-laws or under any statute, agreement, vote of stockholders or disinterested directors or otherwise. The Certificate of Incorporation may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification. In the event of a conflict between the indemnification provision of these By-laws and an indemnification provision of the Certificate of Incorporation, the Certificate of Incorporation shall prevail.

     Section 3. Agents and Employees. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of Another Enterprise) or to persons who are or were a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of Another Enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article XI in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.

                                  ARTICLE XII

                     LOANS TO AND GUARANTEES OF OBLIGATIONS
                      OF OFFICERS, DIRECTORS AND EMPLOYEES

     This Corporation may lend money to, or guarantee any obligation of, or otherwise assist, any officer or other employee of this Corporation or of any subsidiary, even if said officer or other employee is also a director of this Corporation or of any subsidiary, whenever, in the judgement of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. Such loan, guarantee or assistance, if made to an officer or employee who is also a director, must be authorized by a majority of the directors then in office. Any such loan, guarantee or other assistance may be made with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of the Corporation, and may be made upon such other terms and conditions as the Board may determine. The proceeds of any such loan may be applied to the purchase of shares of the Corporation and any shares so purchased shall be deemed to be fully paid and non-assessable.

                                  ARTICLE XIII

                                 CORPORATE SEAL

     The Corporate Seal shall have inscribed thereon the following: "Calton Acquisition Corp., Delaware 2000." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE XIV

                           FORCE AND EFFECT OF BY-LAWS

     These By-laws are subject to the provisions of the law of the State of Delaware and the Corporation's Certificate of Incorporation, as it may be amended from time to time. If any provision of these By-laws is inconsistent with a provision in the Delaware statutes or the Certificate of Incorporation, the provision of the Delaware statutes or the Certificate of Incorporation shall govern.

Adopted as of:  April 20, 2000